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                                                                   Exhibit 10.19


                                                                  EXECUTION COPY


                                  D&B GUARANTY


         This D&B GUARANTY (the "AGREEMENT") is given by THE DUN & BRADSTREET CORPORATION, a Delaware corporation ("D&B") as of this 1st day of April, 1997, for and in favor of UTRECHT-AMERICA FINANCE CO., a Delaware corporation ("UTRECHT-AMERICA"), and Leiden, Inc., a Delaware corporation ("LEIDEN" and together with Utrecht-America, the "INVESTORS").


                                  INTRODUCTION

         Duns Investing VII Corporation (the "GENERAL PARTNER"), Duns Holding, Inc. ("HOLDING"), Dun & Bradstreet, Inc. ("DBI"), Utrecht-America and Leiden are partners in D&B Investors L.P., a Delaware limited partnership (the "PARTNERSHIP"), pursuant to the Amended and Restated Agreement of Limited Partnership of D&B Investors L.P., dated as of the date hereof (the "PARTNERSHIP AGREEMENT"). Each of the General Partner, DBI and Holding is a Wholly Owned Affiliate of D&B.

         As a material inducement to the Investors to enter into the Partnership Agreement, D&B has agreed to enter into this Agreement for and in favor of the Investors, pursuant to which D&B guarantees certain obligations of the General Partner, DBI and Holding and has agreed to other covenants and representations and warranties in favor of the Investors.

         NOW, THEREFORE, in consideration of the premises, D&B hereby agrees, for the benefit and in favor of the Investors and their successors and assigns (collectively referred to herein, together with their respective officers, directors, employees, agents and Affiliates, as the "INDEMNITEE"), as follows:

         SECTION 1. DEFINITIONS.

         Capitalized terms used in this Agreement which are defined in the Partnership Agreement and not otherwise defined herein shall have the respective meanings set forth in the Partnership Agreement. All other capitalized terms used in this Agreement shall have the respective meanings set forth below:

                  "1934 ACT" means the U.S. Securities and Exchange Act of 1934, as amended.

                  "CONSOLIDATED SUBSIDIARY" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statement of such Person in accordance with GAAP.

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                  "CONTROL" means beneficial ownership of, or control or power to vote, outstanding securities of D&B representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding securities of D&B.

                  "D&B EVENT" has the meaning set forth in Section 9 hereof.

                  "DBI" means Dun & Bradstreet, Inc., a Delaware corporation.

                  "DBI CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated as of the date hereof, between DBI and Holding.

                  "DEBT" has the meaning set forth in Section 8(d)(i) hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(c) of the Code) as D&B or is under common control (within the meaning of Section 414(c) of the Code) with D&B.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "GOVERNMENTAL AUTHORITY" means (i) any governmental or political subdivision thereof whether foreign or domestic, federal, state, county, municipal or regional or any other governmental authority, (ii) any agency or instrumentality of any such government, policy subdivision or other governmental entity, (iii) any court, arbitral tribunal or arbitrator and (iv) any non-governmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

                  "GUARANTY" has the meaning set forth in Section 2(a) hereof.

                  "HOLDING CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated as of the date hereof, between Holding and the Partnership.

                  "INDEBTEDNESS" means, as to any Person, without duplication
         (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all guaranties by, or similar contingent obligations of, such Person of the liabilities of the types described in clause (i) of another Person, and (iii) all liabilities of the types described in clause (i) herein secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person; provided that such term shall not include trade payables arising in the ordinary course of business.

                  "INVESTMENT DOCUMENTS" means this Agreement, the Partnership Agreement, the Holding Contribution Agreement, the DBI Contribution Agreement, and the Lease Agreement.

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                  "LEGAL RESTRICTION" means any federal, state, local or foreign statute, law (including common law), regulation, ordinance, code, rule, judgment, order, writ, injunction, decree, Permit, concession, grant, franchise, license, agreement or other governmental restriction, or any applicable interpretation, guideline or other policy document issued by a Governmental Authority or its staff, to the extent that such interpretation, guideline or policy has the force of law or would customarily be complied with in the ordinary course of conduct of business by a Person subject to such interpretation, guideline or policy.

                  "LIEN" has the meaning set forth in Section 8(d) hereof.

                  "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary of D&B other than the Partnership that (i) is any of the General Partner, DBI or Holding or (ii) has total assets (as shown on the most recent balance sheet of such Subsidiary prepared in accordance with GAAP) of U.S. $150,000,000 or more.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by D&B or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "PARTNERSHIP" has the meaning set forth in the "Introduction."

                  "PARTNERSHIP AGREEMENT" has the meaning set forth in the "Introduction."

                  "PERFORMANCE OBLIGATIONS" has the meaning set forth in Section 2(a) hereof.

                  "PERMIT" means any application, action, approval, consent, waiver, exemption, variance, franchise, order, permit, certificate, authorization, right or license of or from any Person.

                  "PLAN" means any "EMPLOYEE PENSION BENEFIT PLAN", as defined in Section 3(2) of ERISA, and any "EMPLOYEE WELFARE BENEFIT PLAN", as defined in Section 3(1) of ERISA.

                  "SUBSIDIARY" means, as to any Person (i) any corporation of which at least a majority of the outstanding shares of stock whose class or classes have by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership or other entity in which such Person or one or more Subsidiaries of such Person shall have an ownership or controlling interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of such shares or ownership interests, other than (in the case of a corporation) directors' qualifying shares, are so owned or controlled.


         SECTION 2. OBLIGATIONS.

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         (a) PERFORMANCE GUARANTY. D&B hereby absolutely, unconditionally and irrevocably guarantees to each Indemnitee the due and punctual performance by the General Partner (in its corporate capacity and as General Partner or the Liquidator), DBI and Holding of the terms, conditions, undertakings, covenants, obligations and indemnities to be performed or observed by them under the Partnership Agreement and each other Investment Document to which any of them are parties, as applicable, and under applicable law (such obligations of performance are hereinafter referred to as the "PERFORMANCE OBLIGATIONS"; such guaranty of the Performance Obligations is hereinafter referred to as the "GUARANTY").

         (b) GENERAL INDEMNIFICATION.

                  (i) D&B hereby agrees, absolutely, unconditionally and irrevocably, to indemnify and hold harmless, to the maximum extent permitted by law, each Indemnitee from all liability, loss or damage (including without limitation any special, indirect, direct, or consequential damages) and reasonable out-of-pocket costs and expenses any of them may incur or suffer (including without limitation reasonable attorneys' fees and expenses) as a result of any misstatement of any material fact contained in any representation or warranty made by D&B, the General Partner, DBI or Holding, in, or any breach or default by any of them in the due and punctual performance of any covenant, obligation or indemnity under, any Investment Document to which any of them are parties.

                  (ii) Without limiting the generality of the foregoing, D&B agrees to pay each Class A Limited Partner delay damages for (x) the failure by the Liquidator to pay the full amount of such Class A Limited Partner's Capital Account within the time period required by
         Section 12.02 of the Partnership Agreement, (y) the failure by any D&B Partner to pay the Purchase Price to any Class A Limited Partner within the time period required in Section 14.03 of the Partnership Agreement, or (z) the failure of the Partnership to distribute and pay to such Class A Limited Partner on the applicable Retirement Date the amounts required to be so distributed and paid pursuant to Section 10.08(b) of the Partnership Agreement. Delay damages for any such Class A Limited Partner shall be in an amount, accrued and payable daily without demand, calculated as the excess, if any, of (A) an amount equal to interest at 2.5% per annum in excess of the London Inter Bank Offered Rate at approximately 11:00 a.m. London time on such day for three month Eurodollar deposits offered by prime banks in the Eurodollar market on the amount not distributed or paid over (B) any amount of Priority Return (whether distributed or paid as part of the Purchase Price) paid to such Class A Limited Partner.

         SectioN 3. OBLIGATION ABSOLUTE. To the maximum extent permitted by law, the obligation of D&B under the Guaranty shall be absolute and unconditional irrespective of:

         (a) Any lack of validity or enforceability of any of the Performance Obligations or any provision of applicable law or regulation purporting to prohibit the Performance Obligations; or

         (b) Any change in the time, manner or place of performance, or in any other term, of all or any of the Performance Obligations, or any other amendment or waiver of or any consent

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to departure from the Investment Documents, including, without limitation, any increase in or modification of the Performance Obligations or the dissolution of the Partnership; or

         (c) Any change, restructuring or termination of the corporate structure, existence or ownership of the Partnership, the General Partner, DBI or Holding; or

         (d) Any other circumstance, including without limitation any statute of limitation, which might otherwise constitute a defense (other than a defense of payment or performance) available to, or a discharge of, the General Partner, DBI, Holding or D&B or a guarantor or indemnitor generally; or

         (e) Any act or omission of any Indemnitee or any past or future Indemnitee; or

         (f) The existence of any claims, setoff or other right that D&B may have hereunder or under any other document at any time against any Indemnitee, the Partnership, the General Partner, DBI, Holding, or any other Person (but the foregoing shall not constitute a waiver or surrender of any such rights).

Without limiting the generality of the foregoing, D&B's liability hereunder shall extend to all liability, loss or damage and reasonable out-of-pocket costs and expenses incurred or suffered by an Indemnitee arising from any breach of or failure to perform any Performance Obligations for which the General Partner, DBI or Holding would have been obligated under the Investment Documents but for the fact that such Performance Obligation is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the General Partner, DBI or Holding, as the case may be. The obligations of D&B under this Agreement are independent of the Performance Obligations and a separate action or actions may be brought and prosecuted against D&B to enforce this Agreement, irrespective of whether any action is brought against the General Partner, DBI or Holding or whether the General Partner, DBI or Holding is joined in any such action or actions. Such action or actions may be brought by the Indemnitee without the necessity of joining any prior Indemnitee in such action or actions. D&B's obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by D&B, the General Partner, DBI or Holding in satisfaction of any of their respective Performance Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of any of D&B, the Partnership, the General Partner, DBI or Holding or otherwise, all as though such payment had not been made.

         SECTION 4. WAIVER. D&B hereby waives promptness, presentment, demand, protest, diligence, and any other notice with respect to any of the Performance Obligations and D&B's obligations under this Agreement and any requirement that the Indemnitee exhaust any right or take any action against the Partnership, the General Partner, DBI or Holding or any other person or entity.

         SECTION 5. SUBROGATION.

         (a) D&B understands that the exercise by any Indemnitee of certain rights and remedies contained in the Investment Documents may affect or eliminate D&B's right of subrogation against the General Partner, DBI or Holding and that D&B may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, D&B hereby authorizes

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and empowers each Indemnitee to exercise any right or remedies, or any combination thereof, which may then be available even if the effect of such exercise is to affect or eliminate D&B's right of subrogation as aforesaid, since it is the intent and purpose of D&B that the obligations of D&B hereunder shall be absolute, independent and unconditional under any and all circumstances.

         (b) D&B shall not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all the Performance Obligations shall have been indefeasibly paid in full in cash or performed in full. If any amount shall be paid to D&B on account of such subrogation rights at any time when all the Performance Obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Indemnitee and shall forthwith be paid to the Indemnitee to be credited and applied to the Performance Obligations, whether matured or unmatured, in accordance with the terms of the Investment Documents. If (i) D&B shall make payment to the Indemnitee of all or any part of the Performance Obligations and (ii) all the Performance Obligations shall be paid in full in cash, the Indemnitee shall, at D&B's request and expense, execute and deliver to D&B appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to D&B of an interest in the Performance Obligations resulting from such payment by D&B.

         SECTION 6. COSTS OF ENFORCEMENT. D&B hereby agrees to pay any and all reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) incurred by any Indemnitee in maintaining and enforcing any rights under this Agreement.


         SECTION 7. REPRESENTATIONS AND WARRANTIES. D&B hereby represents and warrants as follows:

         (a) EXISTENCE AND POWER. Each of D&B and its Material Subsidiaries (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation (or, in the case of a Subsidiary that is not a corporation, is a partnership or other entity duly organized and validly existing under the laws of its jurisdiction of organization); (ii) has all corporate or partnership power (as applicable), and has all material Permits, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the consolidated financial condition, operations, business, or prospects of D&B and its Consolidated Subsidiaries, taken as a whole.

         (b) AUTHORITY; VALIDITY. D&B has all necessary corporate power and authority to execute, deliver and perform its obligations under each Investment Document to which it is a party; the execution, delivery and performance by D&B of each Investment Document to which it is a party have been duly authorized by all necessary corporate action on its part; and each Investment Document to which it is a party has been duly and validly executed and delivered by D&B and constitutes the legal, valid and binding obligation of D&B, enforceable in accordance with its terms.

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         (c) CONFLICTS; CONSENTS. None of the execution and delivery by D&B of this Agreement or any other Investment Document, the consummation by D&B of the transactions herein or therein contemplated and compliance by D&B with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of D&B, or any applicable Legal Restriction, or any order, writ, injunction or decree of any Governmental Authority, or any agreement or instrument to which D&B is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, except any conflict, breach, or default that would not have a material adverse effect on D&B or any consent that, if not obtained, would not have a material adverse effect on D&B.

         (d) FINANCIAL STATEMENTS.

                  (i) The consolidated statements of financial position of D&B and its subsidiaries as of December 31, 1995 and 1996 and the related combined statements of income and cash flows for the two fiscal years ended December 31, 1996, with the opinion thereon of Coopers & Lybrand L.L.P., copies of which have been delivered to the Investors, fairly present in all material respects, in conformity with GAAP, the combined financial position of D&B and its subsidiaries as of such date and their combined results of operations and cash flows for such fiscal year.

                  (ii) Since December 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of D&B and its subsidiaries taken as a whole.

         (e) APPROVALS. No waiver, consent or approval by, notification of or filing with, or any other action by, any Person is required in connection with the execution, delivery and performance by D&B of this Agreement or the consummation by D&B of the transactions contemplated hereby.

         (f) PENSION PLANS. D&B and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

         (g) LITIGATION. Except as stated in D&B's Annual Report on Form 10-K for the year ended December 31, 1996, there is no action, suit or proceeding pending against, or to the best knowledge of D&B, threatened against or affecting, D&B or any of its assets, before or by any Governmental Authority in which there is a reasonable possibility of an adverse decision which would (i) materially adversely affect the business, financial position, results of operations or prospects of D&B, or (ii) affect the legality, validity or enforceability of this Agreement or any other Investment Document or the transactions contemplated hereby or thereby.

         (h) INVESTMENT COMPANY ACT. Neither D&B nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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         (i) PUBLIC UTILITY HOLDING COMPANY ACT. Neither D&B nor any of its
Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (j) SEC REPORT. D&B's Annual Report on Form 10-K for the year ended December 31, 1996, complies in all material respects with the applicable requirements of the 1934 Act.

         (k) SUBSIDIARIES. The General Partner, Holding and DBI are Wholly Owned Affiliates of D&B.

         (l) OBLIGATIONS PARI PASSU. The obligations of D&B under this Agreement do rank and will rank at least pari passu in priority of payment with all other unsecured indebtedness of D&B, which indebtedness is not subject to any subordination provisions.

         (m) SOLVENCY. D&B was solvent immediately prior to the execution of this Agreement and will not, as a result of the transactions contemplated hereby, be rendered insolvent.

         SECTION 8. COVENANTS. D&B covenants and agrees that, until the payment by it in full of all amounts payable by it hereunder, it will, unless the Indemnitee shall otherwise consent in writing:

         (a) FINANCIAL STATEMENTS. D&B shall deliver to each Class A Limited
Partner:

                  (i) As soon as available and in any event within fifty (50) days after the end of each quarterly fiscal period (other than the final quarterly period) of each fiscal year of D&B, consolidated statements of income and cash flows of D&B and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated statement of financial position as at the end of such period, setting forth in each case in comparative form the corresponding consolidated financial statements for the corresponding period in the preceding fiscal year;

                  (ii) As soon as available and in any event within ninety-five
         (95) days after the end of each fiscal year of D&B, consolidated statements of income, cash flows and shareowners' equity of D&B and its Consolidated Subsidiaries of such year and the related consolidated statement of financial position as at the end of such year, setting forth in each case in comparative form the corresponding consolidated financial statements for the preceding fiscal year, and accompanied by an unqualified opinion thereon of Coopers & Lybrand or any other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of D&B and its Consolidated Subsidiaries as at the end of, and for, such fiscal year;

                  (iii) Promptly upon their becoming available, copies of all registration statements and regular periodic reports (other than registration statements filed on Form

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         S-8 and pricing supplements), if any, which D&B shall have filed with the U.S. Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

                  (iv) Promptly upon the mailing thereof to the shareholders of D&B generally, copies of all reports and proxy statements so mailed.

         D&B will be deemed to have complied with the requirements of Section 8(a)(i) hereof if within 50 days after the end of each quarter (other than the final quarter) of each of its fiscal years, a copy of D&B's Form 10-Q as filed with the Securities and Exchange Commission with respect to such quarter is furnished to each Class A Limited Partner, and D&B will be deemed to have complied with the requirements of 8(a)(ii) hereof if within 95 days after the end of each of its fiscal years, a copy of D&B's Annual Report and Form 10-K as filed with the Securities and Exchange Commission with respect to such year is furnished to each Class A Limited Partner.

         (b) CORPORATE EXISTENCE, ETC. D&B will, and will cause each of its Material Subsidiaries to: (i) preserve and maintain its legal existence and maintain its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure to do so could reasonably be expected to have a material adverse effect on the financial condition of D&B and its Material Subsidiaries, taken as a whole (provided that nothing in this Section 8(b) shall prohibit any transaction expressly permitted under Section 8(d) hereof); (ii) comply in all material respects with the requirements of all applicable Legal Restrictions other than those the non-compliance with which would not have a material adverse effect on the business, property, condition (financial or otherwise) of D&B and its Material Subsidiaries, taken as a whole; and (iii) pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

         (c) MERGERS. D&B shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into which D&B is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of D&B substantially as an entirety expressly assumes in writing the due and punctual payment of all obligations and the performance of every obligation of D&B to be paid or performed hereunder.

         (d) LIENS, ETC. D&B will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any lien, security interest, pledge, claim, charge, option, escrow, mortgage or other encumbrance (any of the foregoing being a "LIEN") upon any of its assets, whether now owned or hereafter acquired, except:

                  (i) Liens existing on the date hereof securing indebtedness for borrowed money (such indebtedness being "DEBT") outstanding on the date of this Agreement;

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                  (ii) Any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (iii) Any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                  (iv) Any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with D&B or a Consolidated Subsidiary and not created in contemplation of such event;

                  (v) Any Lien existing on any asset prior to the acquisition thereof by D&B or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (vi) Any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (vii) Any Lien in favor of D&B or any Subsidiary granted by D&B or any Subsidiary in order to secure any intercompany obligations;

                  (viii) Any Lien arising in connection with the sale or financing of accounts receivable by D&B or any of its Subsidiaries, provided that the uncollected amount of account receivables subject at any time to any such sale or financing shall not exceed $150,000,000; and

                  (ix) Liens not otherwise permitted by this Section 8(d) securing Debt of D&B and/or any Subsidiary in an aggregate principal amount outstanding at any one time not to exceed an amount equal to $150,000,000.

         SECTION 9. D&B EVENTS. For purposes of this Agreement, a "D&B EVENT" shall occur:

         (a) Upon a material breach of any material representation or warranty contained herein;

         (b) If and when D&B or any of its Subsidiaries shall (i) fail to make any payment of principal of or interest on any Indebtedness of D&B or any Subsidiary when due (whether at stated maturity, by acceleration, on demand or otherwise after giving effect to any applicable grace period), (ii) fail to observe or perform any covenant or agreement contained in any agreement or instrument relating to any Indebtedness of, or guaranteed by, D&B or any Subsidiary within any applicable grace period, or any other event (other than a voluntary sale or transfer of property or assets securing any Indebtedness) shall occur if the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) have any Indebtedness of D&B or any of its Subsidiaries declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute a D&B Event pursuant hereto unless the aggregate amount of all Indebtedness referred to in each of clause (i), (ii) or (iii) above exceeds $25,000,000 at any one time; or

         (c) If and when (i) any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as in effect on the date hereof) shall attain or acquire Control of D&B or (ii) at any time or during any calendar year, more than 50% of the full Board of Directors of D&B shall have resigned or retired or been removed or replaced; provided that a vacancy on the Board of Directors that is created or filled as a result of the death, disability, resignation or retirement of a director shall not be included in any determination of whether a D&B Event has occurred pursuant to this subparagraph
(c) to the extent that, if such vacancy is filled, it is filled by a successor director elected or designated by a majority of those directors who either (A) were directors at the commencement of such year or (B) were appointed by persons who were themselves directors at the commencement of such year.

         SECTION 10. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by D&B herefrom, shall in any event be effective unless the same shall be in writing and signed by each Class A Limited Partner and then such waiver or consent shall be effective only against the Class A Limited Partner signing the same and only in the specific instance and for the specific purpose for which given.

         SECTION 11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication, and in each such case only if a copy thereof is promptly provided by mail) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to D&B, at its address at One Diamond Hill Road, Murray Hill, New Jersey 07974, Attention: Robert J. Levin (Facsimile: (908) 665-1409), and if to any Class A Limited Partner, at such Class A Limited Partner's address referred to in the Partnership Agreement or otherwise provided to the General Partner with copies to such Persons as D&B or any Indemnitee may specify by notice to each other from time to time. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed, cabled, or delivered, be effective when received.

         SECTION 12. NO WAIVER; REMEDIES. No failure on the part of any Indemnitee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

         SECTION 14. Assignment. This Agreement shall (i) be binding upon D&B and its successors, and (ii) inure to the sole and exclusive benefit of, and be enforceable by, each Indemnitee (each of whom or which shall be deemed a third party beneficiary of this Agreement) and each Indemnitee's successors, transferees and assigns. No other Person shall be entitled to any benefit hereunder.

         SECTION 15. SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 17. WAIVER OF JURY TRIAL. D&B irrevocably waives to the extent permitted by law all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

         SECTION 18. SCOPE OF AGREEMENT; TERMINATION. This Agreement constitutes the entire agreement of D&B and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof between and among D&B and Indemnitee. D&B's obligations hereunder shall continue in full force and effect until the earlier to occur of:

                  (i) The date on which all of the Performance Obligations have been performed in full; or

                  (ii) The date on which the Certificate of Cancellation of the Certificate of Limited Partnership of the Partnership is filed with the Secretary of State of the State of Delaware;

provided, however, that this Agreement shall continue in full force and effect for all Performance Obligations accrued with respect to the period up to and including the date of termination of this Agreement.

         SECTION 19. SURVIVAL. Without prejudice to the survival of any other agreement of D&B hereunder, the agreements and obligations of D&B contained in this Agreement shall survive (a) the completion of performance by the General Partner, DBI and Holding of their respective Performance Obligations, (b) the Transfer (whether or not such Transfer was a Permitted Transfer) by the General Partner, DBI and Holding of all or any portion of their respective Interest in the Partnership, (c) any termination of the General Partner's status as the general partner or, in the case of DBI or Holding, status as a limited partner, pursuant to the Partnership Agreement, and (d) any Indemnitee's terminating or changing its status in relation to the Partnership.



                      [Signature follows on separate page]

         IN WITNESS WHEREOF, D&B has caused this Agreement to be duly executed and delivered by its officer or representative thereunto duly authorized as of the date first above written.


                                  THE DUN & BRADSTREET CORPORATION


                                  By: /s/ Philip C. Danford
                                      ------------------------------------
                                      Name:  Philip C. Danford
                                      Title:    Vice President and Treasurer